EXHIBIT 23.3

                           CONSENT OF BDO SEIDMAN, LLP



We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-114417) of our report dated January 21, 2004, except for note 7, as to which the date is March 4, 2004, with respect to the audited financial statements of ITO Acquisition Corporation included in the Current Report on Form 8-K/A for the acquisition of ITO Acquisition Corp by Infocrossing, Inc. on April 2, 2004.

/s/ BDO SEIDMAN, LLP

Costa Mesa, California
June 10, 2004